As filed with the Securities and Exchange Commission on December 5, 2013
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

Murphy Oil Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0361522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Peach Street P.O. Box 7000 El Dorado, Arkansas	71731-7000
(Address of Principal Executive Offices)	(Zip Code)

Murphy Oil Corporation 2013 Stock Plan for Non-Employee Directors
(Full Title of the Plan)

Walter K. Compton, Esq. Senior Vice President and General Counsel 200 Peach Street P.O. Box 7000 El Dorado, AR 71731-7000 (Name and Address of Agent For Service)

(870) 862-6411
(Telephone Number, Including Area Code, of Agent for Service)
___________________
Copies to:
Jeffrey P. Crandall, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY, 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	553,500	$65.20	$36,088,200	$4,648.16

(1)
Represents the maximum number of shares of common stock of the Company, $1.00 par value, issuable pursuant to the Murphy Oil Corporation 2013 Stock Plan for Non-Employee Directors (the “Plan”). Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under our Plan as a result of the antidilution provisions contained therein.

(2)
The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, based upon the average of the reported high and low sale prices of shares of the common stock on the New York Stock Exchange on December 3, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Murphy Oil Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), Commission File No. 001-08590, are incorporated by reference herein:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(2) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

(3) The Company’s Current Reports on Form 8-K filed on each of January 30, 2013, May 1, 2013, May 6, 2013, May 8, 2013, May 24, 2013, July 31, 2013, August 9, 2013, September 5, 2013, October 30, 2013 and November 12, 2013;

(4) All other reports filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

(5) The description of the Company’s common stock contained in the Company’s 1934 Act registration statement on Form 10, filed with the Commission on November 9, 1954, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable, see Item 3(5) above.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of original issuance common stock offered under this registration statement is being passed upon for the Company by Walter K. Compton, Esq., Senior Vice President and General Counsel of the Company.   Mr. Compton is an officer and employee of the Company and is not eligible to participate in the Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our amended and restated certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  Our amended and restated certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

The above discussion of our amended certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such amended certificate of incorporation, bylaws and statutes.

Item 7. Exemption for Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.1
Certificate of Incorporation of Murphy Oil Corporation as amended, effective May 11, 2005 (filed as Exhibit 3.1 to our Form 10-K filed February 28, 2011 (Commission File No. 001-08590) and included herein by reference)

3.2	Bylaws of Murphy Oil Corporation as amended, effective August 7, 2013 (filed as Exhibit 3.1 to our Form 8-K filed August 9, 2013 (Commission File No. 001-08590), and included herein by reference)

5.1	Opinion of Walter K. Compton, Senior Vice President and General Counsel of Murphy Oil Corporation, with respect to the original issuance of Company common stock under the Plan

23.1	Consent of Independent Registered Public Accounting Firm KPMG LLP

23.2	Consent of Walter K. Compton (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1	Murphy Oil Corporation 2013 Stock Plan for Non-Employee Directors (filed as Exhibit A to our Proxy Statement filed March 22, 2013 (Commission File No. 001-08590) and included herein by reference)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on December 5, 2013.

MURPHY OIL CORPORATION

By:	/s/ E. Ted Botner
	Name:	E. Ted Botner
	Title:	Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Walter K. Compton and E. Ted Botner, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file or cause to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 5, 2013 in the capacities indicated.

SIGNATURE	TITLE

/s/ Claiborne P. Deming
Claiborne P. Deming	Chairman and Director

/s/ Roger W. Jenkins
Roger W. Jenkins	President, Chief Executive Officer and Director

/s/ Frank W. Blue
Frank W. Blue	Director

/s/ T. Jay Collins
T. Jay Collins	Director

/s/ Steven A. Cossé
Steven A. Cossé	Director

/s/ Robert A. Hermes
Robert A. Hermes	Director

/s/ James V. Kelley
James V. Kelley	Director

/s/ Walentin Mirosh
Walentin Mirosh	Director

/s/ R. Madison Murphy
R. Madison Murphy	Director

/s/ Jeffrey W. Nolan
Jeffrey W. Nolan	Director

/s/ Neal E. Schmale
Neal E. Schmale	Director

/s/ David J. H. Smith
David J. H. Smith	Director

/s/ Caroline G. Theus
Caroline G. Theus	Director

/s/ Kevin G. Fitzgerald
Kevin G. Fitzgerald	Executive Vice President and Chief Financial Officer

/s/ John W. Eckart
John W. Eckart	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
3.1
Certificate of Incorporation of Murphy Oil Corporation as amended, effective May 11, 2005 (filed as Exhibit 3.1 to our Form 10-K filed February 28, 2011 (Commission File No. 001-08590) and included herein by reference)*

3.2	Bylaws of Murphy Oil Corporation as amended, effective August 7, 2013 (filed as Exhibit 3.1 to our Form 8-K filed August 9, 2013 (Commission File No. 001-08590), and included herein by reference)*

5.1	Opinion of Walter K. Compton, Senior Vice President and General Counsel of Murphy Oil Corporation, with respect to the original issuance of Company common stock under the Plan

23.1	Consent of Independent Registered Public Accounting Firm KPMG LLP

23.2	Consent of Walter K. Compton (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1	Murphy Oil Corporation 2013 Stock Plan for Non-Employee Directors (filed as Exhibit A to our Proxy Statement filed March 22, 2013 (Commission File No. 001-08590) and included herein by reference)*

* Incorporated herein by reference.